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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                F O R M   8 - K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    July 12, 1996
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                             Harris Bankcorp, Inc.
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             (Exact name or registrant as specified in its charter)



                                    Delaware
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                 (State or other jurisdiction of incorporation)




       0-18179                                     36-2722782
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(Commission File Number)               (IRS Employer Identification No.)



111 West Monroe Street, Chicago, Illinois               60603
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 (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code     312-461-2121
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

              Not applicable



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On June 28, 1996, Harris Trust and Savings Bank ("Harris"), a wholly-owned subsidiary of Harris Bankcorp, Inc. ("Registrant"), completed the acquisition of 54 branches previously owned by Household Bank, f.s.b. ("Household"), a wholly-owned subsidiary of Household International, Inc. The 54 branches are located throughout the metropolitan Chicago area. In addition to real and personal property, Harris will assume certain deposit liabilities and will purchase other assets, primarily consumer loans. In anticipation of this transaction, on June 27, 1996 the Registrant increased its capital base by $340 million, in part through the issuance of $45 million of Series "B" non-voting, callable perpetual preferred stock and an additional $15 million of long term subordinated debt. Both issues were purchased by Registrant's immediate parent, Bankmont Financial Corp. The balance of the capital, $280 million, was provided through a direct infusion of common equity by Bankmont Financial Corp.

     On June 28, 1996, the acquisition closed using a preliminary settlement based on deposit and loan balances as of June 25, 1996. The contract between Harris and Household provides for a final settlement to occur within 10 business days of the closing, to reflect actual loan and deposit balances as of the closing date. It is not anticipated that the final settlement adjustments will be material. At the closing, Harris assumed deposits and accrued interest totaling approximately $2.9 billion. In addition, Harris acquired loans totaling approximately $340 million along with real property and certain other miscellaneous assets. After paying a purchase price of approximately $277 million, Harris received approximately $2.24 billion in cash from Household as consideration for the deposit liabilities assumed, net of assets purchased.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

     Not applicable


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     Not applicable




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ITEM 5.  OTHER EVENTS.

     Not applicable


ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

     Not applicable


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION  AND EXHIBITS.

     (a) Financial Statements of Business Acquired -
         Not applicable

     (b) Pro forma Financial Information -
         The following pro forma information is filed herewith:
            Harris Bankcorp, Inc. Pro forma Consolidated
            Statement of Condition as of March 31, 1996

     The unaudited pro forma consolidated statement of condition in Exhibit 1 has been derived from the Registrant's historical statement of condition at March 31, 1996, adjusted to give effect to the acquisition of assets and the assumption of liabilities in connection with the Household branch acquisition. In addition, the capital infusion on June 27, 1996, has been incorporated into the statement. Cash received from Household has been used to liquidate a portion of Registrant's wholesale funding position. The unaudited pro forma consolidated statement of condition is not necessarily indicative of the financial position that would have been achieved had the transactions reflected therein occurred on March 31, 1996. The pro forma adjustments with respect to the acquisition reflect March 31, 1996 balances of the Registrant and the purchase of assets and assumption of liabilities as of the closing date. The unaudited pro forma consolidated statement of condition also does not purport to project the Registrant's statement of condition as of any date shown or for any future date.


ITEM 8.  CHANGE IN FISCAL YEAR.

     Not applicable









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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   HARRIS BANKCORP, INC.
                                        (REGISTRANT)




                                   By /s/   Paul R. Skubic
                                      --------------------
                                            Paul R. Skubic


                                   Its     Chief Accounting Officer
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Date       July 12, 1996
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